                                  EXHIBIT 4.4

                                FORM OF WARRANT

     THIS STOCK SUBSCRIPTION WARRANT, AND ANY SHARES OF COMMON STOCK ACQUIRED UPON THE EXERCISE OF THIS STOCK SUBSCRIPTION WARRANT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY OTHER SECURITIES LAWS. THIS STOCK SUBSCRIPTION WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND NEITHER THIS STOCK SUBSCRIPTION WARRANT NOR ANY OF SUCH SHARES MAY BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OF THEM UNDER THE SECURITIES ACT OF 1933 AND ANY OTHER APPLICABLE SECURITIES LAW, OR RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER SUCH ACT. NEITHER THIS STOCK SUBSCRIPTION WARRANT NOR ANY OF SUCH SHARES MAY BE TRANSFERRED EXCEPT UPON THE CONDITIONS SPECIFIED IN THIS STOCK SUBSCRIPTION WARRANT, AND NO TRANSFER OF THIS STOCK SUBSCRIPTION WARRANT OR ANY OF SUCH SHARES SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL SUCH CONDITIONS SHALL HAVE BEEN COMPLIED WITH.


                    STOCK SUBSCRIPTION WARRANT                         No. -***-

                     To Subscribe for and Purchase Shares
                              of Common Stock of

                             Westwood Corporation

     THIS CERTIFIES THAT, for value received:

     ___________________________ is entitled to subscribe for and purchase from Westwood Corporation, a corporation organized and existing under the laws of the State of Nevada (the "Company"), at any time or from time to time during the period specified in paragraph 3 hereof, up to ____________________ fully paid and nonassessable shares of the Company's Common Stock, par value $.003 per share (the "Common Stock"), at the Exercise Price (as hereinafter defined), subject to adjustment from time to time pursuant to the provisions of paragraph 5 hereof. The term "Warrants," as used herein, shall mean this Warrant, including all amendments to this Warrant and all warrants issued in exchange, transfer or replacement therefor. The term "Warrant Shares," as used herein, refers to the shares of Common Stock purchased or purchasable upon the exercise of the Warrants.

     This Warrant is subject to the following provisions, terms and conditions:

     1.  Definitions.  For the purpose of this Warrant, the following terms
         -----------
shall have the following meanings:

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

     "Commission" shall mean the U.S. Securities and Exchange Commission or any
      ----------
other governmental authority at the time administering the Securities Act.

     "Common Stock" shall have the meaning specified in the introduction to this
      ------------
Warrant.

     "Company" shall have the meaning specified in the introduction to this
      -------
Warrant.

     "Exercise Agreement" shall have the meaning specified in paragraph 2
      ------------------
hereof.

     "Exercise Price" shall mean $1.00 per share.
      --------------

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any
      --------------
similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such similar or successor federal statute.

     "Warrant(s)" shall have the meaning specified in the introduction to this
      ----------
Warrant.

     "Warrant Shares" shall have the meaning specified in the introduction to
      --------------
this Warrant.

     2.  Manner of Exercise; Issuance of Certificates; Payment for Shares; No
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Fractional Shares.  The rights represented by this Warrant may be exercised by
-----------------
the holder hereof, in whole or in part, by the surrender of this Warrant, together with a completed Exercise Agreement in the form attached hereto ("Exercise Agreement"), during normal business hours on any business day at the principal office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Company) at any time during the period set forth in paragraph 3 hereof and upon payment to the Company by certified check or bank draft in an amount equal to the Exercise Price for the Warrant Shares to be purchased in connection with such exercise. The Company agrees that the shares so purchased shall be and are deemed to be issued to the holder hereof or its designee (subject to the transfer restrictions applicable to this Warrant and to shares purchased upon exercise of this Warrant) as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid.

     Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in said Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding five (5) business days, after the rights represented by this Warrant shall have been so exercised. The stock certificate or certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of said holder or such other name as shall be designated by said holder (subject to the transfer restrictions applicable to this Warrant and to shares purchased upon exercise of this Warrant). If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of said stock certificate(s), deliver to said holder a new Warrant representing the right to purchase the number of shares of Common Stock with respect to which this Warrant shall not then have been exercised. The Company shall pay all taxes and other expenses and charges payable in connection with the preparation, execution and delivery of stock certificates (and any new Warrants) pursuant to this paragraph 2 except that, in case such stock certificates shall be registered in a name or names other than the holder of this Warrant or such holder's nominee, funds sufficient to pay all stock transfer taxes which shall be payable in connection with the execution and delivery of such stock certificates shall be paid by the holder hereof to the Company at the time of the delivery of such stock certificates by the Company as mentioned above.

     The holder of this Warrant may exercise this Warrant by surrendering it to the Company to purchase a number of shares of Common Stock equal to the number of such shares then purchasable upon exercise hereof less the number of such shares equal to the quotient of the aggregate exercise price of all such shares underlying this Warrant divided by the Fair Market Price per Share. Fair Market Price per Share shall mean the average of the closing sales prices, if available, or the average of the bid and asked prices for the Common Stock (or its successor), on the principal market therefor for the five trading days preceding the day which is two business days prior to the day of exercise, or if no such price is available, as determined by the Board of Directors of the Company.

     This Warrant shall be exercisable only for a whole number of Warrant Shares unless this Warrant is being exercised in full. No fractions of shares of Common Stock, or scrip for any such fractions of shares, shall be issued upon the exercise of this Warrant. Instead, the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to the fair market value of such fractional interest as determined by the Company's Board of Directors.

     3.  Period of Exercise.  This Warrant is exercisable at any time or from
         ------------------
time to time during the period from the date of issue hereof until the date five years from the date hereof.

     4.  Shares to be Fully Paid; Reservation of Shares.  The Company covenants
         ----------------------------------------------
and agrees that all Warrant Shares will be duly authorized and validly issued and, upon issuance in accordance with the terms and conditions hereof, will be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. Without limiting the generality of the foregoing, the Company covenants and agrees that it will from time to time take all such action as may be requisite to assure that the par value per Warrant Share is at all times equal to or less than the Exercise Price then in effect. The Company further covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant and the other Warrants, if any.

     5.  Anti-dilution Provisions.  The number, rights and privileges of the
         ------------------------
shares of Common Stock issuable upon exercise of this Warrant shall be subject to the following adjustments:

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

          (a) Adjustment for Change in Capital Stock.  In case the Company shall
              --------------------------------------
     at any time after the date of this Warrant (i) pay a dividend or make a distribution on the outstanding Common Stock payable in shares of Common Stock or other shares of its capital stock, (ii) subdivide the outstanding Common Stock into a greater number of shares, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the exercise rights of the holder hereof, in effect immediately prior to such action shall be adjusted so that the holder of this Warrant thereafter converted may receive the number of shares of Common Stock of the Company which such holder would have owned immediately following such action if such holder had converted this Warrant immediately prior to such action. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

          (b) Notice of Adjustment.  Whenever there shall be an adjustment as
              --------------------
     provided in this Section 5, the Company shall promptly cause written notice thereof to be sent by registered mail, postage prepaid, to the holder, at its address on the records of the Company, which notice shall be accompanied by an officer's certificate setting forth the nature of such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

          (c) Consolidation; Merger; Reclassification.
              ---------------------------------------

               (i) In case of any consolidation with or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation), or in case of any sale, lease, or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety, such successor, leasing, or purchasing corporation, as the case may be, shall (x) execute with the holder an agreement providing that the holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such consolidation, merger, sale, lease, or conveyance by a holder of the number of shares of Common Stock into which this Warrant might have been exercised immediately prior to such consolidation, merger, sale, lease, or conveyance and
          (y) make effective provision in its certificate of incorporation or otherwise, if necessary, to effect such agreement. Such agreement shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments in this Section 5.

               (ii) In case of any reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger by a holder of the number of shares of Common Stock into which this Warrant might have been exercised immediately prior to such reclassification, change, consolidation, or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 5(a) above.

               (iii) The above provisions of this Section 5(c) shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

          (d) Notice of Certain Transactions.  In case at any time the Company
              ------------------------------
     shall propose

               (i) to pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution to all holders of Common Stock;

               (ii) to issue any rights, warrants, or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants, or other securities; or

               (iii) to effect any reclassification or change of outstanding shares of Common Stock, or any consolidation, merger, sale, lease, or conveyance of property, described in Section 5(c); or

               (iv) to effect any liquidation, dissolution, or winding-up of the Company; or

               (v) to take any other action which would cause an adjustment to the Exercise Price;

     then, and in any one or more of such cases, the Company shall give written notice thereof, by registered mail, postage prepaid, to the holder at the holder's address as it shall appear in the records of the Company mailed at least 15 days prior to (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants, or other securities are to be determined,
     (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up, or (iii) the date of such action which would require an adjustment to the Exercise Price.

     6.  Certain Agreements of the Company.  The Company covenants and agrees
         ---------------------------------
that:

          (a) Certain Actions Prohibited.  The Company will not, by amendment of
              --------------------------
     its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of any Warrant in order to protect the exercise privilege of the holders of the Warrants against dilution or other impairment, consistent with the tenor and purpose of this Warrant.

          (b) Successors and Assigns.  This Warrant will be binding upon any
              ----------------------
     entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

     7.  Issue Tax.  The issuance of certificates for Warrant Shares upon the
         ---------
exercise of Warrants shall be made without charge to the holders of such Warrants or such shares for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Warrant exercised.

     8.  Closing of Books.  The Company will at no time close its transfer books
         ----------------
against the transfer of any Warrant, of any Warrant Shares issued or issuable upon the exercise of any Warrant, or in any manner interfere with the timely exercise of this Warrant.

     9.  No Rights or Liabilities as a Stockholder.  This Warrant shall not
         -----------------------------------------
entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     10.  Transfer and Exchange.
          ---------------------

          (a) No Transfer of Warrant.  This Warrant may not be offered, sold,
              ----------------------
     pledged or otherwise transferred in any manner whatsoever.

          (b) Transfer of Warrant Shares.  The Warrant Shares may not be
              --------------------------
     offered, sold, pledged or otherwise transferred, except in compliance with the restrictions set forth on the front page hereof.

          (c) Warrant Exchangeable for Different Denominations.  This Warrant is
              ------------------------------------------------
     exchangeable, upon the surrender hereof by the holder hereof at the principal office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the holder hereof), for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said holder hereof at the time of such surrender.

          (d) Replacement of Warrant.  Upon receipt of written notice from the
              ----------------------
     holder hereof or other evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor.

          (e) Cancellation; Payment of Expenses.  Upon the surrender of this
              ---------------------------------
     Warrant in connection with any exchange, transfer or replacement as provided in this paragraph 10, this Warrant shall be promptly cancelled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this paragraph 10.

          (f) Legend.  Except where a certificate for Warrant Shares is issued
              ------
     in connection with a distribution of such shares pursuant to a registration statement under the Securities Act, each certificate for Warrant Shares initially issued upon the exercise of this Warrant and each certificate for shares of capital stock of the Company issued to any subsequent transferee of any such certificate shall bear the following legend:

          THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 OR ANY OTHER SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR

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          TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OF
          THEM UNDER THE SECURITIES ACT OF 1933 AND ANY OTHER APPLICABLE SECURITIES LAW, OR RECEIPT BY THE CORPORATION OF AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER SUCH ACT.

     11.  Notices.  All notices and other communications required or permitted
          -------
hereunder shall be in writing, and shall be deemed to have been delivered on the date delivered by hand, telegram, facsimile or by similar means, on the next day following the day when sent by recognized courier or overnight delivery service (fees prepaid), or on the third (3rd) day following the day when deposited in the mail, registered or certified (postage prepaid), addressed: (i) if to the holder hereof or any other holder of any Warrants, at the registered address of the holder hereof or such other holder as set forth in the register kept by the Company at its principal office with respect to the Warrants, or to such other address as the holder hereof or such other holder may have designated to the Company in writing, and (ii) if to the Company, 12402 East 60th Street, Tulsa, Oklahoma 74146, or to such other address or addresses as the Company may have designated in writing to the holder hereof and each other holder of any of the Warrants at the time outstanding; provided, however, that any such communication to the Company may also, at the option of the holder hereof, be either delivered to the Company at its address set forth above or to any officer of the Company.

     12.  Governing Law.  This Warrant shall be construed and enforced in
          -------------
accordance with, and the rights of the parties shall be governed by, the laws of the State of Nevada, without regard to principles of conflicts of laws.

     13.  Remedies.  The Company stipulates that the remedies at law of the
          --------
holder hereof in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

     14.  Miscellaneous.
          -------------

          (a) Amendments.  This Warrant and any provision hereof may be changed,
              ----------
     waived, discharged or terminated, but only by an instrument in writing signed by the party (or any predecessor in interest thereof) against whom enforcement of the same is sought.

          (b) Descriptive Headings.  The descriptive headings of the several
              --------------------
     paragraphs of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

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     IN WITNESS WHEREOF, the Company has caused this Stock Subscription Warrant to be signed by its duly authorized officer this 23rd day of December, 1999.

                                    WESTWOOD CORPORATION



                                    By: ________________________________
                                         Ernest H. McKee
                                         President

                          FORM OF EXERCISE AGREEMENT

                                                        _______________,____



Westwood Corporation



Attention:  President

     The undersigned, pursuant to the provisions set forth in the within Stock Subscription Warrant, hereby agrees to subscribe for and purchase __________ shares of Common Stock covered by such Stock Subscription Warrant, and makes payment herewith in full therefor at the price per share provided by such Stock Subscription Warrant in cash. The undersigned is acquiring such shares for the purpose of investment and not with a view to or for sale in connection with any distribution thereof.



                              Signature: _____________________________
                              Company: _______________________________
                              Name: __________________________________
                              Title: _________________________________
                              Address: _______________________________

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